Exhibit (a)(1)(v)
Offer to Purchase for Cash
by

EMMIS COMMUNICATIONS CORPORATION
of
Up to $6,000,000 in Value of Shares of Its 6.25% Series A
Cumulative Convertible Preferred Stock At a Purchase Price Not
Greater than $15.56 per Preferred Share
Nor Less than $12.50 per Preferred Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 30, 2011, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

December 1, 2011

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 1, 2011 (the “Offer to Purchase”), and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Emmis Communications Corporation, an Indiana corporation (“Emmis”), to purchase for cash up to $6,000,000 in value shares of its 6.25% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at a price not greater than $15.56 nor less than $12.50 per Preferred Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

Emmis will, upon the terms and subject to the conditions of the Offer, determine a single per Preferred Share price that it will pay for Preferred Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Preferred Shares so tendered and the prices specified by tendering shareholders. Emmis will select the single lowest purchase price, not greater than $15.56 nor less than $12.50 per Preferred Share, that will allow it to purchase $6,000,000 in value of Preferred Shares, or a lower amount depending on the number of Preferred Shares properly tendered and not properly withdrawn. If, based on the Final Purchase Price (defined below), Preferred Shares having an aggregate value of less than $6,000,000 are properly tendered and not properly withdrawn, Emmis will buy all Preferred Shares properly tendered and not properly withdrawn. The price Emmis will select is sometimes referred to as the “Final Purchase Price.” All Preferred Shares properly tendered prior to the Expiration Date at prices at or below the Final Purchase Price and not properly withdrawn will be purchased in the Offer at the Final Purchase Price, upon the terms and subject to the conditions of the Offer, including the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase. However, if the application of the “odd lots” priority would result in our non-compliance with the listing standards of the Nasdaq-GS, Emmis will not apply such priority. Under no circumstances will interest be paid on the purchase price for the Preferred Shares, regardless of any delay in making such payment. All Preferred Shares acquired in the Offer will be acquired at the Final Purchase Price. Emmis reserves the right, in its sole discretion, to change the per Preferred Share purchase price range and to increase or decrease the value of Preferred Shares sought in the Offer, subject to applicable law.

Emmis reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 (“Conditions of the Offer”) of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Preferred Shares having an aggregate value in excess of $6,000,000, or such greater amount as Emmis may elect to pay, subject to applicable law, have been validly tendered, and not properly withdrawn before the Expiration Date, at prices at or below the Final Purchase Price, Emmis will accept the Preferred Shares to be purchased in the following order of priority: (i) from all holders of “odd lots” of less than 100 Preferred Shares who properly tender all their Preferred Shares at or below the Final Purchase Price and do not properly withdraw them before the Expiration Date (partial tenders will not qualify for this preference), (ii) from all other shareholders who properly tender Preferred Shares at or below the Final Purchase Price, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional Preferred Shares; and (iii) only if necessary to permit Emmis to purchase $6,000,000 in value of Preferred Shares (or such greater amount as Emmis may elect to pay, subject to applicable law), from holders who have tendered Preferred Shares subject to the condition that a specified minimum number of the holder’s Preferred Shares be purchased if any Preferred Shares are purchased in the Offer as described in the Offer to Purchase (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Preferred Shares are conditionally tendered must have tendered all of their Preferred Shares. Therefore, it is possible that Emmis will not purchase all of the Preferred Shares that you tender even if you tender them at or below the Final Purchase Price. Preferred Shares tendered at prices greater than the Final Purchase Price and Preferred Shares not purchased because of proration provisions will be returned to the tendering shareholders at Emmis’ expense promptly after the Expiration Date. See Section 1 (“Number of Preferred Shares; Proration”), Section 3 (“Procedures for Tendering Preferred Shares”) and Section 5 (“Purchase of Preferred Shares and Payment of Purchase Price”) of the Offer to Purchase.

The Offer is not conditioned on any minimum number of Preferred Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 (“Conditions of the Offer”) of the Offer to Purchase.

Emmis’ directors and executive officers are entitled to participate in the Offer on the same basis as all other shareholders. See Section 12 (“Interests of Directors and Executive Officers; Transactions and Arrangements concerning Shares of the Company”) of the Offer to Purchase.

We are the owner of record of Preferred Shares held for your account. As such, we are the only ones who can tender your Preferred Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER PREFERRED SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Preferred Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your Preferred Shares at prices not greater than $15.56 nor less than $12.50 per Preferred Share, as indicated in the attached Instruction Form, to you in cash, less applicable withholding taxes and without interest.

2. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Preferred Shares will be purchased in the event of proration.

3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City Time, on Friday, December 30, 2011 unless Emmis extends the Offer.

4. The Offer is for up to $6,000,000 in value of Preferred Shares. At the maximum Final Purchase Price of $15.56 per Preferred Share, Emmis could purchase 385,604 Preferred Shares if the Offer is fully subscribed (representing approximately 14.8% of the Preferred Shares outstanding as of December 1, 2011). At the minimum Final Purchase Price of $12.50, Emmis could purchase 480,000 Preferred Shares if the Offer is fully subscribed (representing approximately 18.4% of the Preferred Shares outstanding as of December 1, 2011).

5. Tendering shareholders who are tendering Preferred Shares held in their name or who tender their Preferred Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to Emmis, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Emmis’ purchase of Preferred Shares under the Offer.

6. If you wish to tender portions of your Preferred Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Preferred Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

7. If you are an odd lot holder and you instruct us to tender on your behalf your Preferred Shares at or below the purchase price before the Expiration Date and check the box captioned “Odd Lots” on the attached Instruction Form, Emmis will accept all such Preferred Shares for purchase before proration, if any, of the purchase of other Preferred Shares properly tendered at or below the purchase price and not properly withdrawn.

8. If you wish to condition your tender upon the purchase of all Preferred Shares tendered or upon Emmis’ purchase of a specified minimum number of the Preferred Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Emmis’ purchase of Preferred Shares from all tenders that are so conditioned will be determined by random lot. To elect such a condition complete the box entitled “Conditional Tender” in the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED.  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 30, 2011, UNLESS THE OFFER IS EXTENDED.

If you wish to have us tender any or all of your Preferred Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Preferred Shares, we will tender all such Preferred Shares unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Preferred Shares of Emmis. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Preferred Shares of Emmis residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 1, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Emmis Communications Corporation, an Indiana corporation (“Emmis”), to purchase for cash up to $6,000,000 in value of shares of its 6.25% Series A cumulative convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at a price not greater than $15.56 nor less than $12.50 per Preferred Share, to the seller in cash, less any applicable withholding taxes and without interest.

The undersigned hereby instruct(s) you to tender to Emmis the number of Preferred Shares indicated below or, if no number is specified, all Preferred Shares you hold for the account of the undersigned, at the price per Preferred Share indicated below, upon the terms and subject to the conditions of the Offer.

Aggregate Number Of Preferred Shares To Be Tendered By You For The Account Of The Undersigned:        Preferred Shares.

PRICE (IN DOLLARS) PER PREFERRED SHARE AT WHICH PREFERRED SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING PREFERRED SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) PREFERRED SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Preferred Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Preferred Shares at the purchase price as shall be determined by Emmis in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that Emmis will accept for payment all of the Preferred Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Preferred Shares at, and is willing to accept, the purchase price determined by Emmis in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Preferred Shares being deemed to be tendered at the minimum price of $15.56 per Preferred Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Preferred Share price as low as $12.50.

(2) PREFERRED SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Preferred Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Preferred Shares at the price checked. The undersigned understands that this action could result in Emmis purchasing none of the Preferred Shares tendered hereby if the purchase price determined by Emmis for the Preferred Shares is less than the price checked below.

☐ $12.50	☐ $13.00	☐ $13.50	☐ $14.00	☐ $14.50	☐ $15.00	☐ $15.50
☐ $12.75	☐ $13.25	☐ $13.75	☐ $14.25	☐ $14.75	☐ $15.25	☐ $15.56

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF PREFERRED SHARES.

A SHAREHOLDER DESIRING TO TENDER PREFERRED SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH PREFERRED SHARES ARE TENDERED. THE SAME PREFERRED SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 (“WITHDRAWAL RIGHTS”) OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS
(See Instruction 15)

To be completed ONLY if Preferred Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Preferred Shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Preferred Shares, of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for a beneficial owner, Preferred Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner, that such person is the beneficial owner of an aggregate of fewer than 100 Preferred Shares and is tendering of the Preferred Shares beneficially owned by such person.

In addition, the undersigned is tendering Preferred Shares either (check one box):

☐	at the purchase price, as the same shall be determined by Emmis in accordance with the terms of the Offer (persons checking this box need not indicate the price per Preferred Share); or

☐	at the price per Preferred Share indicated above under the caption “Preferred Shares Tendered at Price Determined by Shareholder” in the box entitled “Price (In Dollars) Per Preferred Share At Which Preferred Shares Are Being Tendered.”

CONDITIONAL TENDER
(See Instruction 14 to the Letter of Transmittal)

A shareholder may tender Preferred Shares subject to the condition that a specified minimum number of the shareholder’s Preferred Shares tendered pursuant to the Letter of Transmittal must be purchased if any Preferred Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 (“Conditional Tender of Preferred Shares”) thereof. Unless at least that minimum number of Preferred Shares indicated below is purchased by Emmis pursuant to the terms of the Offer, none of the Preferred Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Preferred Shares that must be purchased if any are purchased, and Emmis urges shareholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

The minimum number of Preferred Shares that must be purchased, if any are purchased, is:           Preferred Shares.

If, because of proration, the minimum number of Preferred Shares designated will not be purchased, Emmis may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Preferred Shares and checked this box:

The tendered Preferred Shares represent all Preferred Shares held by the undersigned.

The method of delivery of this document, is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Emmis’ Board of Directors, with eight directors in favor and one director (who was the remaining director appointed by the holders of the Preferred Shares) dissenting, has authorized Emmis to make the Offer. However, neither Emmis nor any member of its Board of Directors or BNY Mellon Shareowner Services, the Information Agent and the Depositary for the Offer, makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Preferred Shares or as to the purchase price or purchase prices at which they may choose to tender their Preferred Shares. Neither Emmis nor any member of its Board of Directors, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Shareholders must make their own decision as to whether to tender their Preferred Shares and, if so, how many Preferred Shares to tender and the purchase price or purchase prices at which they will tender them. In doing so, Shareholders should consult their own financial and tax advisors, and read carefully and evaluate the information in the Offer to Purchase and in the related Letter of Transmittal, including Emmis’ reasons for making the Offer. See Section 2 (“Purpose of the Offer; Certain Effects of the Offer”) of the Offer to Purchase.

SIGNATURE

Signature(s)
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Name(s)
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Taxpayer Identification or Social Security No.:

Address(es)
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Date: